Exhibit 99.1

Board of Directors Minutes

MINUTES OF THE BOARD OF DIRECTORS

OF

FIRST CORPORATION

March 17, 2009

A meeting of the Board of Directors of First Corporation (the “Corporation”), was held on March 16, 2009 at 10:00 a.m. Mountain Daylight Time.

Directors participating in the meeting were:

Todd Larsen, President and Sheryl Cousineau, Secretary, Treasurer

The following resolution was put forth:

RESOLVED: that the corporation accept for cancellation 4,800,000 common shares from Todd Larsen, president and 1,200,000 shares from Sheryl Cousineau, secretary/ treasurer.

Resolution passed

There being no further business, the meeting was adjourned.

 /s/ Todd Larsen

Todd Larsen, President and Director

/s/ Sheryl Cousineau

Sheryl Cousineau, Secretary, Treasurer and Director